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                                                                    EXHIBIT 99.2
                     CAL FED BANCORP INC. AND SUBSIDIARIES

                 CALIFORNIA MORTGAGE AND EQUITY LOAN PORTFOLIO

                                 JUNE 30, 1996

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
                                                                      COMMERCIAL
                                       RESIDENTIAL 1-4     MULTI-        REAL          TOTAL
                                            UNITS          FAMILY       ESTATE      REAL ESTATE    % OF TOTAL
                                       ---------------    --------    ----------    -----------    ----------
                                                               (DOLLARS IN MILLIONS)
         Los Angeles County
City
- - ----
Los Angeles.........................      $   536.4       $  211.8      $ 20.9       $   769.1          9.1%
Beverly Hills.......................          199.6           13.8         5.1           218.5          2.6
Long Beach..........................           85.3           98.0         3.3           186.6          2.2
Palos Verdes........................          144.8            0.7         0.4           145.9          1.7
West Hollywood......................           93.0           32.1         0.9           126.0          1.5
Santa Monica........................           83.4           23.5         4.3           111.2          1.3
Pacific Palisades...................           91.0            1.7          --            92.7          1.1
Glendale............................           43.7           38.2         3.0            84.9          1.0
Calabasas...........................           70.9            1.2          --            72.1          0.9
Malibu..............................           58.6            0.3         2.8            61.7          0.7
Pasadena............................           40.2           11.8         8.7            60.7          0.7
Torrance............................           36.6           15.1         8.7            60.4          0.7
Redondo Beach.......................           51.0            7.2         1.9            60.1          0.7
Manhattan Beach.....................           55.7            1.3         0.6            57.6          0.7
Canoga Park.........................           44.7            9.5         2.1            56.3          0.7
Sherman Oaks........................           32.9           22.2          --            55.1          0.7
Northridge..........................           50.4            0.4         2.1            52.9          0.6
Van Nuys............................           23.9           25.1         1.7            50.7          0.6
Woodland Hills......................           47.8            1.4         1.1            50.3          0.6
Encino..............................           47.6            0.7          --            48.3          0.6
Burbank.............................           29.0           11.9         5.0            45.9          0.5
Rosemead............................            3.6            1.7        39.6            44.9          0.5
North Hollywood.....................           21.1           20.5         0.7            42.3          0.5
All Other...........................          789.1          216.9        53.8         1,059.8         12.6
                                          ---------       --------      ------       ---------        -----
          Total Los Angeles
            County..................        2,680.3          767.0       166.7         3,614.0         42.8
                                          ---------       --------      ------       ---------        -----
           Orange County
City
- - ----
Huntington Beach....................          102.4           17.0        16.2           135.6          1.6
Newport Beach.......................          110.1            0.3         3.3           113.7          1.3
Anaheim.............................           42.8           12.5        25.9            81.2          1.0
Santa Ana...........................           37.6           12.9        18.2            68.7          0.8
Mission Viejo.......................           59.0            0.3         2.2            61.5          0.7
Irvine..............................           40.8             --        17.6            58.4          0.7
South Laguna........................           57.1             --          --            57.1          0.7
Orange..............................           35.6            3.5        17.2            56.3          0.7
Costa Mesa..........................           26.4            8.2         2.7            37.3          0.4
All Other...........................          350.0           40.1        57.1           447.2          5.3
                                          ---------       --------      ------       ---------        -----
          Total Orange County.......          861.8           94.8       160.4         1,117.0         13.2
                                          ---------       --------      ------       ---------        -----
           Other Counties
County
- - ------
San Mateo...........................          526.4           15.8         5.4           547.6          6.5
San Diego...........................          365.7          142.4        19.9           528.0          6.3
Santa Clara.........................          443.7           21.6        36.9           502.2          6.0
San Francisco.......................          294.9           20.5        11.9           327.3          3.9
Marin...............................          317.4            7.3         1.4           326.1          3.9
Ventura.............................          277.6           10.7         6.1           294.4          3.4
All Other...........................          983.0          116.4        79.8         1,179.2         14.0
                                          ---------       --------      ------       ---------        -----
          Total Other Counties......        3,208.7          334.7       161.4         3,704.8         44.0
                                          ---------       --------      ------       ---------        -----
          Total California..........      $ 6,750.8       $1,196.5      $488.5       $ 8,435.8        100.0%
                                          =========       ========      ======       =========        =====
          Percentage of Total.......           80.0%          14.2%        5.8%          100.0%
                                          =========       ========      ======       =========
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